                                                                     Exhibit 4.1







                                     WARRANT

                           To Purchase Common Stock of

                       INTEREP NATIONAL RADIO SALES, INC.



















                 No. of Shares of Class A Common Stock: 225,000

                               TABLE OF CONTENTS

                                                                                             Page
1.    DEFINITIONS ..............................................................                1

2.    EXERCISE OF WARRANT ......................................................                4

      2.1.     Manner of Exercise ..............................................                4

      2.2.     Payment of Taxes ................................................                6

      2.3.     Fractional Shares ...............................................                6

      2.4.     Continued Validity ..............................................                6

3.    TRANSFER, DIVISION AND COMBINATION .......................................                6

      3.1.     Transfer ........................................................                6

      3.2.     Division and Combination ........................................                7

      3.3.     Expenses ........................................................                7

      3.4.     Maintenance of Books ............................................                7

4.    ADJUSTMENTS ..............................................................                7

      4.1.     Stock Dividends, Subdivisions and Combinations ..................                7

      4.2.     Certain Other Distributions and Adjustments .....................                8

      4.3.     Reorganization, Reclassification, Merger, Consolidation or
               Disposition of Assets ...........................................                8

      4.4.     Other Action Affecting Common Stock .............................                9

5.    NOTICES TO WARRANT HOLDERS ...............................................                9

      5.1.     Notice of Adjustments ...........................................                9

      5.2.     Notice of Corporate Action ......................................                9

6.    NO IMPAIRMENT ............................................................               10

7.    RESERVATION AND AUTHORIZATION OF COMMON STOCK;
      REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY ..............               11

8.    TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS .......................               11

9.    RESTRICTIONS ON TRANSFERABILITY ..........................................               11

      9.1.     Restrictive Legend ..............................................               12

      9.2.     Notice of Proposed Transfers; Registration Rights ...............               12

      9.3.     Shelf Registration ..............................................               12


                               TABLE OF CONTENTS
                                  (continued)

                                                                                             Page

      9.4.     Additional Registration Procedures ..............................               13

      9.5.     Expenses ........................................................               17

      9.6.     Indemnification and Contribution ................................               17

      9.7.     Termination of Restrictions .....................................               19

      9.8.     Certain Limitations on Registration Rights ......................               19

      9.9.     Selection of Managing Underwriters ..............................               20

      9.10.    No Inconsistent Agreements ......................................               20

      9.11.    Rule 144 ........................................................               20

10.   SUPPLYING INFORMATION ....................................................               20

11.   LOSS OR MUTILATION .......................................................               20

12.   OFFICE OF COMPANY ........................................................               21

13.   BUSINESS INFORMATION .....................................................               21

      13.1.    Filings .........................................................               21

      13.2.    Other Information ...............................................               21

14.   LIMITATION OF LIABILITY ..................................................               21

15.   MISCELLANEOUS ............................................................               21

      15.1.    Nonwaiver and Expenses ..........................................               21

      15.2.    Notice Generally ................................................               21

      15.3.    Remedies ........................................................               22

      15.4.    Successors and Assigns ..........................................               22

      15.5.    Amendment .......................................................               22

      15.6.    Severability ....................................................               22

      15.7.    Headings ........................................................               22

      15.8.    Governing Law ...................................................               22


THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.

No. of Shares of Class A Common Stock: 225,000

                                     WARRANT

                       To Purchase Class A Common Stock of

                       INTEREP NATIONAL RADIO SALES, INC.

                  THIS IS TO CERTIFY THAT Guggenheim Investment Management, LLC, or registered assigns, is entitled, at any time during the Exercise Period (as hereinafter defined), to purchase from INTEREP NATIONAL RADIO SALES, INC., a New York corporation ("Company"), 225,000 shares of Class A Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, including fractional parts, at a purchase price of $0.01 per share (subject to adjustment as provided herein) all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1.       DEFINITIONS

                  Terms used in this Warrant which are defined in the Credit Agreement (as defined below) are used herein as defined therein unless otherwise provided, and the following terms have the respective meanings set forth below:

                  "Additional Shares of Class A Common Stock" shall mean all shares of Class A Common Stock issued by Company after the Closing Date, other than Warrant Stock.

                  "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

                  "Class A Common Stock" shall mean (except where the context otherwise indicates) the Class A Common Stock, $0.01 par value per share, of Company as constituted on the Closing Date, and any capital stock into which such Class A Common Stock may thereafter be changed, and shall also include (i) capital stock of Company of any other class (regardless of how denominated) issued to the holders of shares of Class A Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of Company.

                  "Closing Date" shall have the meaning set forth in the Credit Agreement.

                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

                  "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Class A Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

                  "Credit Agreement" shall mean the Credit Agreement dated as of November 7, 2002 among Company, the lenders party thereto and Guggenheim Investment Management, LLC, or any successor agreement between such parties.

                  "Current Market Price" shall mean, in respect of any share of Class A Common Stock on any date herein specified, the average of the daily market prices for 20 consecutive Business Days commencing 30 days before such date. The "daily market price" for each such Business Day shall be (i) the last sale price on such day on the principal stock exchange or NASDAQ Stock Market ("NASDAQ") on which such Common Stock is then listed or admitted to trading,
(ii) if no sale takes place on such day on any such exchange or NASDAQ, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange or NASDAQ, (iii) if the Class A Common Stock is not then listed or admitted to trading on any stock exchange or NASDAQ, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or
(v) if there is no such firm, as furnished by any member of the NASD selected mutually by the Majority Holders and Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by the Majority Holders and one of which shall be selected by Company.

                  "Current Warrant Price" shall mean, in respect of a share of Class A Common Stock at any date herein specified, the price at which a share of Class A Common Stock may be purchased pursuant to this Warrant on such date, but in no event less than the par value of a share of Class A Common Stock on such date.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1.

                  "Expiration Date" shall mean the fifth anniversary of the Closing Date.

                  "Holder" shall mean the Person in whose name the Warrant set forth herein is registered on the books of Company maintained for such purpose.

                  "Majority Holders" shall mean the holders of Warrants exercisable for in excess of 50% of the aggregate number of shares of Common Stock then purchasable upon exercise of all Warrants, whether or not then exercisable.

                  "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

                  "Other Property" shall have the meaning set forth in
Section 4.5.

                  "Outstanding" shall mean, when used with reference to Class A Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Class A Common Stock, except shares then owned or held by or for the account of Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Class A Common Stock.

                  "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  "Prospectus" shall mean the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Warrant Stock covered by such Shelf Registration Statement, and all amendments and supplements thereto and all material incorporated by reference therein.

                  "Restricted Common Stock" shall mean shares of Class A Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in
Section 9.1(a).

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Shelf Registration Statement" shall mean any "shelf" registration statement of the Company pursuant to the provisions of Section 9 hereof which covers some or all of the Warrant Stock, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

                  "Transfer Notice" shall have the meaning set forth in
Section 9.2.

                  "Warrants" shall mean this and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Class A Common Stock for which they may be exercised.

                  "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

                  "Warrant Stock" shall mean the shares of Class A Common Stock purchased by the holders of the Warrants upon the exercise thereof.

2.       EXERCISE OF WARRANT

                  2.1. Manner of Exercise. From and after the Closing Date and until 5:00 P.M., New York time, on the Expiration Date (the "Exercise Period"), Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Class A Common Stock purchasable hereunder.

                  In order to exercise this Warrant, in whole or in part, Holder shall deliver to Company at its principal office at 100 Park Avenue, New York, N.Y. 10017 or at the office or agency designated by Company pursuant to Section 12, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Class A Common Stock to be purchased, (ii) payment of the Warrant Price and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by Holder or its agent or attorney. Upon receipt thereof, Company shall, as promptly as practicable, and in any event within ten (10) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Class A Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the notice and shall be registered in the name of Holder or, subject to Section 9, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice is received so long as the cash or check or other payment as provided below and this Warrant are received by Company promptly thereafter and all taxes required to be paid by Holder, if any, pursuant to Section 2.2 prior to the issuance of such shares have been paid. If this Warrant shall have been exercised in part, Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Class A Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder. Notwithstanding any provision herein to the contrary, Company shall not be required to register shares in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Stock otherwise than in accordance with this Warrant.

                  Payment of the Warrant Price shall be made at the option of the Holder by (i) certified or official bank check, and/or (ii) by the Holder's surrender to Company of that number of shares of Warrant Stock (or the right to receive such number of shares) or shares of Class A Common Stock having an aggregate Current Market Price equal to or greater than the Current Warrant Price for all shares then being purchased (including those being surrendered), or (v) any combination thereof, duly endorsed by or accompanied by appropriate instruments of transfer duly executed by Holder or by Holder's attorney duly authorized in writing.

                  If Holder elects to make payments of the Warrant Price by exchanging all or part of this Warrant for Class A Common Stock as provided in this Section 2.1, Holder shall tender to Company the Warrant for the amount being so exchanged, along with the notice of exercise indicating Holder's election to exchange all or part of the Warrant, and Company shall issue to Holder the number of shares of Warrant Stock computed using the following formula:

                      Y(A-B)
                  X = ------
                        A

                  Where

                  X = number of shares of Warrant Stock to be issued to Holder upon exercise;
                  Y = total number of shares of Warrant Stock purchasable under the Warrant (or, if only a portion, the amount of Warrant Stock for which the Warrant is being exchanged);

                  A = Current Market Price of one share of Warrant Stock; and

                  B = Current Warrant Price.

                  2.2. Payment of Taxes. Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of any shares of Class A Common Stock issuable upon the exercise of this Warrant, unless such tax or charge is imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder. Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Class A Common Stock issuable upon exercise of this Warrant in any name other than that of Holder, and in such case Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the reasonable satisfaction of Company that no such tax or other charge is due.

                  2.3. Fractional Shares. Company shall not be required to issue a fractional share of Class A Common Stock upon exercise of any Warrant. Any fraction of a share issuable upon exercise by the Holder of one or more Warrants, the rights under which are exercised in the same transaction, shall be rounded up to a whole share of Class A Common Stock and the Holder shall be entitled to purchase upon such exercise a whole share of Class A Common Stock in lieu of such fraction of a share.

                  2.4. Continued Validity. A holder of shares of Class A Common Stock issued upon the exercise of this Warrant, in whole or in part (other than a holder who acquires such shares after the same have been publicly sold pursuant to a registration statement under the Securities Act or sold pursuant to Rule 144 thereunder), shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as Holder under Sections 9, 10, 14 and 15 of this Warrant. Company will, at the time of each exercise of this Warrant, in whole or in part, upon the request of the holder of the shares of Common Stock issued upon such exercise hereof, acknowledge in writing, in form reasonably satisfactory to such holder, its continuing obligation to afford to such holder all such rights; provided, however, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of Company to afford to such holder all such rights.

3.       TRANSFER, DIVISION AND COMBINATION

                  3.1. Transfer. Subject to compliance with Section 9 hereof, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of Company referred to in
Section 2.1 or the office or agency designated by Company pursuant to Section 12, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder or its agent or attorney. Upon such surrender, Company shall, subject to Section 9, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with Section

9, may be exercised by a new Holder for the purchase of shares of Class A Common Stock without having a new Warrant issued.

                  3.2. Division and Combination. Subject to Section 9, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section
3.1 and with Section 9, as to any transfer which may be involved in such division or combination, Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  3.3. Expenses. Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this
Section 3.

                  3.4. Maintenance of Books. Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

4.       ADJUSTMENTS

                  The number of shares of Common Stock for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4.

                  4.1. Stock Dividends, Subdivisions and Combinations. If at any time Company shall:

                  (a) take a record of the holders of its Class A Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Class A Common Stock,

                  (b) subdivide its outstanding shares of Class A Common Stock into a larger number of shares of Class A Common Stock, or

                  (c) combine its outstanding shares of Class A Common Stock into a smaller number of shares of Class A Common Stock,

then (i) the number of shares of Class A Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Class A Common Stock which a record holder of the same number of shares of Class A Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Class A Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

                  4.2. Certain Other Distributions and Adjustments. If at any time Company shall take a record of the holders of its Class A Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                  (i) cash,

                  (ii) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock), or

                  (iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock),

then Holder shall be entitled to receive, upon exercise of this Warrant, such dividend or distribution as if Holder had exercised this Warrant at the time of the taking of such record.

                  4.3. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where Company is not the surviving corporation or where there is a change in or distribution with respect to the Class A Common Stock of Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Class A Common Stock of Company, then each Holder shall have the right thereafter to receive, upon exercise of such Warrant, the number of shares of common stock of the successor or acquiring corporation or of Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Class A Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of Company) in order to provide for adjustments of shares of Class A

Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.3, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.3 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

                  4.4. Other Action Affecting Common Stock. In case at any time or from time to time Company shall take any action in respect of its Class A Common Stock, other than any action described in this Section 4, then, unless such action will not have a materially adverse effect upon the rights of the Holders, the number of shares of Class A Common Stock or other stock for which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

5.       NOTICES TO WARRANT HOLDERS

                  5.1. Notice of Adjustments. Whenever the number of shares of Common Stock for which this Warrant is exercisable, or whenever the price at which a share of such Class A Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 4, Company shall forthwith prepare a certificate to be executed by the chief financial officer of Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Class A Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.3) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 15.2. Company shall keep at its office or agency designated pursuant to Section 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours and following reasonable notice by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

                  5.2. Notice of Corporate Action. If at any time

                  (a) Company shall take a record of the holders of its of Class A Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) there shall be any capital reorganization of Company, any reclassification or recapitalization of the capital stock of Company or any consolidation or merger of Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of Company to, another corporation, or

                  (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of Company;

then, in any one or more of such cases, Company shall give to Holder (i) at least 30 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify
(i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Class A Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Class A Common Stock shall be entitled to exchange their shares of Class A Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be delivered to Holder in accordance with Section 15.2.

6.       NO IMPAIRMENT

                  Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, Company will (a) take all such action as may be necessary or appropriate in order that Company may validly and legally issue fully paid and nonassessable shares of Class A Common Stock upon the exercise of this Warrant, including taking such action as is necessary for the Current Warrant Price to be not less than the par value of the shares of Class A Common Stock issuable upon exercise of this Warrant, and (b) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable Company to perform its obligations under this Warrant.

                  Upon the request of Holder, Company will at any times during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continuing validity of this Warrant and the obligations of Company hereunder.

7. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

                  From and after the Closing Date, Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Class A Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Class A Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefore in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

                  Before taking any action which would result in an adjustment in the number of shares of Class A Common Stock for which this Warrant is exercisable or in the Current Warrant Price, Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

                  If any shares of Class A Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority or other governmental approval or filing under any federal or state law (otherwise than as provided in Section 9) before such shares may be so issued, Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered or such approval to be obtained or filing made.

8.       TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS

                  In the case of all dividends or other distributions by Company to the holders of its Class A Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, Company will in each such case take such a record and will take such record as of the close of business on a Business Day. Company will not at any time, except upon dissolution, liquidation or winding up of Company, close its stock transfer books or warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

9.       RESTRICTIONS ON TRANSFERABILITY

                  As provided in Section 1 hereof, for all purposes of this
Section 9, the term Warrant Stock includes the Class A Common Stock issuable upon exercise of the Warrants.

                  The Warrants and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this
Section 9, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or any Warrant Stock. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 9.

                  9.1. Restrictive Legend. (a) Except as otherwise provided in this Section 9, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                           "The shares represented by this certificate have not
                  been registered under the Securities Act of 1933, as amended, and may not be transferred in violation of such Act or the rules and regulations thereunder."

                  (b) Except as otherwise provided in this Section 9, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

                           "This Warrant and the securities represented hereby
                  have not been registered under the Securities Act of 1933, as amended, and may not be transferred in violation of such Act, the rules and regulations thereunder or the provisions of this Warrant."

                  9.2. Notice of Proposed Transfers; Registration Rights . Prior to or promptly following any Transfer of any Warrants or any shares of Restricted Common Stock, the holder of such Warrants or Restricted Common Stock shall give written notice (a "Transfer Notice") to Company of such Transfer. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(a), and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(b), unless in the opinion of counsel to such holder such legend is not required in order to ensure compliance with the Securities Act.

                  The holders of Warrants and Warrant Stock shall have the registration rights for such Warrant Stock pursuant to Section 9.3.

                  9.3. Shelf Registration. (a) Company shall as promptly as practicable, but in no event more than 30 days after the Closing Date, file with the Commission and thereafter shall use its best efforts to cause to be declared effective under the Securities Act a Shelf Registration Statement relating to the offer and sale of the Warrant Stock by the holders thereof from time to time in accordance with the methods of distribution elected by such holders and set forth in such Shelf Registration Statement.

                  (b) Company shall use its best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Securities Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period of five years after the Closing Date or such shorter period that will terminate when all the Warrant Stock covered by the Shelf Registration Statement has been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "Shelf Registration Period"). Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Warrant Stock thereby not being able to offer and sell such securities during that period, unless such action is required by applicable law and so long as Company promptly thereafter complies with the requirements of Section 9.4(i) hereof, if applicable.

                  (c) Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission; and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  9.4. Additional Registration Procedures. In connection with any Shelf Registration Statement, the following provisions shall apply.

                  (a) Company shall:

                        (i) furnish to each Holder not less than five Business Days prior to the filing thereof with the Commission, a copy the Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Holders reasonably propose; and

                        (ii) include the names of the Holders that propose to sell Warrant Stock pursuant to the Shelf Registration Statement as selling security holders.

                    (b) Company shall ensure that:

                        (i) the Self Registration Statement and any amendment thereto and any prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder; and

                        (ii) the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                    (c) Company shall advise the Holders of Warrant Stock covered by any Shelf Registration Statement:

                        (i) when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

                        (ii) of any request by the Commission for any amendment or supplement to the Shelf Registration Statement or Prospectus or for additional information;

                        (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

                        (iv) of the receipt by Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

                        (v) of the happening of any event that requires any change in the Shelf Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

                    (d) Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of any Self Registration Statement or the qualification of the securities therein for sale in any jurisdiction at the earliest possible time.

                    (e) Company shall furnish to each Holder of Warrant Stock covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if the Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

                    (f) Company shall, during the Shelf Registration Period, deliver to each Holder of Warrant Stock covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request.

Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of securities in connection with the offering and sale of the securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

                    (g) Prior to the offering of Warrant Stock pursuant to any Shelf Registration Statement, Company shall arrange, if necessary, for the qualification of the Warrant Stock for sale under the laws of such jurisdictions as any Holder shall reasonably request and will maintain such qualification in effect so long as required; provided that in no event shall Company be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits, other than those arising out of any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where it is not then so subject.

                    (h) Company shall cooperate with the Holders of Warrant Stock to facilitate the timely preparation and delivery of certificates representing Class A Common Stock to be issued or sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request.

                    (i) Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above, Company shall promptly prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to initial purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such circumstances, the period of effectiveness of the Shelf Registration Statement provided for in Section 9.3(b) shall be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 9.4(c) to and including the date when the Holders of the Warrant Stock shall have received such amended or supplemented Prospectus pursuant to this Section.

                    (j) Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as practicable after the effective date of the applicable Shelf Registration Statement an earnings statement satisfying the provisions of
Section 11(a) of the Securities Act.

                    (k) Company may require each Holder of securities to be sold pursuant to any Shelf Registration Statement to furnish to Company such information regarding the Holder and the distribution of such securities as Company may from time to time reasonably require for inclusion in such Shelf Registration Statement. Company may exclude from such Shelf Registration Statement the Warrant Stock of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

                    (l) Company shall enter into such agreements and take all other appropriate actions (including if requested an underwriting agreement in customary form) in order to expedite or facilitate the registration or the disposition of the Warrant Stock, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 9.6 (or such other provisions and procedures acceptable to the Majority Holders and the managing underwriters, if any, with respect to all parties to be indemnified pursuant to
Section 9.6).

                    (m) Company shall:

                        (i) make reasonably available for inspection by the Holders of Warrant Stock to be registered under the Shelf Registration Statement, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of Company and its Subsidiaries reasonably requested by such Holders or underwriter;

                        (ii) cause Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Shelf Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;

                        (iii) make such representations and warranties to the Holders of Warrant Stock registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings;

                        (iv) obtain opinions of counsel to Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

                        (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of Company (and, if necessary, any other independent certified public accountants of any subsidiary of Company or of any business acquired by Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each selling Holder of Warrant Stock registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and

                        (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the managing underwriters, if any, including those to evidence compliance with Section 9.4; and with any customary conditions contained in the underwriting agreement or other agreement entered into by Company.

The actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 9.4(m) shall be performed at (A) the effectiveness of such Shelf Registration Statement and each post-effective amendment thereto; and (B) each closing under any underwriting or similar agreement, if any, as and to the extent required thereunder.

                    (n) Company shall use its best efforts to take all other steps necessary to effect the registration of the securities covered by the Shelf Registration Statement.

                    9.5. Expenses. All expenses incurred in complying with
Section 9, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for Company, the reasonable fees and expenses of one counsel for the selling security holders (selected by those holding a majority of the shares being registered), expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 9.4(g) shall be paid by Company, except that Company shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the securities sold by such holder of Warrant Stock.

                    9.6. Indemnification and Contribution. (a) In the event of any registration of any of the Warrant Stock under the Securities Act pursuant to this Section 9, Company shall indemnify and hold harmless the holder of such Warrant Stock, such holder's directors and officers, and each other Person (including each underwriter) who participated in the offering of such Warrant Stock and each other Person, if any, who controls such holder or such participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or participating Person or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Shelf Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder or such director, officer or participating Person or controlling Person for any legal or any other expenses reasonably incurred by such holder or such director, officer or participating Person or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Shelf Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to Company by such holder specifically for use therein or (in the case of any registration pursuant to Section 9.3) so furnished for such purposes by any underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such director, officer or participating Person or controlling Person, and shall survive the transfer of such securities by such holder.

                    (a) Each holder of any Warrant Stock, by acceptance thereof, agrees to indemnify and hold harmless Company, its directors and officers and each other Person, if any, who controls Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which Company or any such director or officer or any such Person may become subject under the Securities Act or any other statute or at common law, and shall reimburse Company or such director, officer or controlling Person for any legal or any other expenses reasonably incurred by Company or such director, officer or controlling Person in connection with investigating or defending any such losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information in writing provided to Company by such holder of such Warrant Stock specifically for use in the following documents and contained, on the effective date thereof, in any Shelf Registration Statement under which securities were registered under the Securities Act at the request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, but in an amount not to exceed the net proceeds received by such holder in the offering.

                    (b) If the indemnification provided for in this Section 9 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The liability of any holder of Warrant Stock hereunder shall not exceed the net proceeds received by it in the offering.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.7(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                    9.7. Termination of Restrictions. Notwithstanding the foregoing provisions of Section 9, the restrictions imposed by this Section upon the transferability of the Warrants, the Warrant Stock and the Restricted Common Stock (or Class A Common Stock issuable upon the exercise of the Warrants) and the legend requirements of Section 9.1 shall terminate as to any particular Warrant or share of Warrant Stock or Restricted Common Stock (or Class A Common Stock issuable upon the exercise of the Warrants) (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when Company shall have received an opinion of counsel that such shares may be transferred without registration thereof under the Securities Act. Whenever the restrictions imposed by Section 9 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from Company, at the expense of Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

                      "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN
             WARRANT CONTAINED IN SECTION 9 HEREOF TERMINATED ON ________, ____, AND ARE OF NO FURTHER FORCE AND EFFECT."

All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from Company, at Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 9.1(a).

                    9.8. Certain Limitations on Registration Rights. Notwithstanding the other provisions of Section 9:

                        (i) Company shall not be obligated to register the Warrant Stock of any holder if, in the opinion of counsel to Company reasonably satisfactory to the holder and its counsel (or, if the holder has engaged an investment banking firm, to such investment banking firm and its counsel), the sale or other disposition of such holder's Warrant Stock, in the manner proposed by such holder (or by such investment banking firm), may be effected without registering such Warrant Stock under the Securities Act; and

                        (ii) Company shall have the right to delay the filing or effectiveness of a Shelf Registration Statement required pursuant to Section 9.3 hereof during one or more periods aggregating not more than 60 days in any twelve-month period in the event that (i) Company would, in accordance with the advice of its counsel, be required to disclose in the prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the judgment of Company's Board of Directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect any existing or prospective material business situation, transaction or negotiation or otherwise materially and adversely affect Company.

                    9.9. Selection of Managing Underwriters. The managing underwriter or underwriters for any offering of Warrant Stock to be registered pursuant to Section 9.3 shall be selected by the holders of a majority of the shares being so registered (other than any shares being registered pursuant to Section 9.4) and shall be reasonably acceptable to Company.

                    9.10. No Inconsistent Agreements. Company will not hereafter enter into any agreement with respect to the registration under the Securities Act of its securities that is inconsistent with the rights granted to holders of the Warrant Stock in this Section 9.

                    9.11. Rule 144. So long as Company is subject to the reporting requirements under the Exchange Act, it shall comply with such requirements so as to permit sales of Warrant Stock and Restricted Common Stock by the holders thereof pursuant to Rule 144 under the Securities Act.

10.      SUPPLYING INFORMATION

                  Company shall cooperate with each Holder of a Warrant and each holder of Restricted Common Stock in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

11.      LOSS OR MUTILATION

                  Upon receipt by Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of Guggenheim Investment Management, LLC shall be sufficient indemnity), and in case of mutilation upon surrender and cancellation hereof, Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to Company for cancellation.

12.      OFFICE OF COMPANY

                  As long as any of the Warrants remain outstanding, Company shall maintain an office or agency (which may be the principal executive offices of Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

13.      BUSINESS INFORMATION

                    13.1. Filings. Company will file on or before the required date all regular or periodic reports (pursuant to the Exchange Act) with the Commission and will deliver to Holder promptly upon their becoming available one copy of each report, notice or proxy statement sent by Company to its stockholders generally, and of each regular or periodic report (pursuant to the Exchange Act) and any registration statement, prospectus or written communication (other than transmittal letters) (pursuant to the Securities Act), filed by Company with (i) the Commission or (ii) any securities exchange on which shares of Common Stock are listed.

                    13.2. Other Information. If requested by Holder, Company will deliver to Holder such other information respecting Company or any of its subsidiaries' business, financial condition or prospects as Holder may, from time to time, reasonably request.

14.      LIMITATION OF LIABILITY

                  No provision hereof, in the absence of affirmative action by Holder to purchase shares of Class A Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Class A Common Stock or as a stockholder of Company, whether such liability is asserted by Company or by creditors of Company.

15.      MISCELLANEOUS

                    15.1. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

                    15.2. Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be given as provided in Section 10.10 of the Credit Agreement.

                    15.3. Remedies. Each holder of Warrant and Warrant Stock, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under Section 9 of this Warrant. Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of Section 9 of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Warrant or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorney's fees in addition to other available remedy.

                    15.4. No Rights as Shareholder. Subject to, and without limiting the Holder's rights under, Sections 4 and 5 hereof, prior to the exercise of this Warrant, no Holder shall be entitled to any rights of a shareholder of Company, including the right to vote, give or withhold consent to any corporate action, receive notice of shareholders meetings, receive dividends or subscription rights or otherwise.

                    15.5. Successors and Assigns. Subject to the provisions of Sections 3.1 and 9, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and, with respect to
Section 9 hereof, holders of Warrant Stock, and shall be enforceable by any such Holder or holder of Warrant Stock.

                    15.6. Amendment. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of Company and the Majority Holders, provided that no such Warrant may be modified or amended to reduce the number of shares of Class A Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the prior written consent of the Holder thereof.

                    15.7. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

                    15.8. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                    15.9. Governing Law. This Warrant shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws

                  IN WITNESS WHEREOF, Company has caused this Warrant to be duly executed and attested by its Secretary or an Assistant Secretary.

Dated:  November  7, 2002

                                            INTEREP NATIONAL RADIO SALES, INC.




                                              By: /s/ William J. McEntee, Jr.
                                                 ------------------------------
                                                Name:  William J. McEntee, Jr.
                                                Title: Chief Financial
                                                       Officer and Senior
                                                       Vice President

Attest:


By: /s/ Paul J. Parzuchowski
   ---------------------------
   Name:  Paul J. Parzuchowski
   Title: Vice President and
          Secretary

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

                  The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ______ Shares of Class A Common Stock of Interep National Radio Sales, Inc. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Class A Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _____________ whose address is _________________ and, if such shares of Class A Common Stock shall not include all of the shares of Class A Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Class A Common Stock issuable hereunder be delivered to the undersigned.

                                          -------------------------------------
                                          (Name of Registered Owner)

                                          -------------------------------------
                                          (Signature of Registered Owner)

                                          -------------------------------------
                                          (Street Address)

                                          -------------------------------------
                                          (City)     (State)       (Zip Code)




NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                                 ASSIGNMENT FORM

                  FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Class A Common Stock set forth below:

Name and Address of Assignee                          No. of Shares of
----------------------------                          ----------------
                                                      Class A Common Stock
                                                      --------------------






and does hereby irrevocably constitute and appoint _______________________ attorney-in-fact to register such transfer on the books of INTEREP NATIONAL RADIO SALES, INC. maintained for the purpose, with full power of substitution in the premises.

Dated:__________________               Print Name:___________________

                                       Signature:____________________

                                       Witness:______________________

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.